                                                                                    Exhibit 10.2

RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) dated as of August 12, 2005 (the “Effective Date”), by and between MILLENNIUM CELL INC., a Delaware corporation (the “Company”), and H. DAVID RAMM, an individual residing at 35 West Terrace Drive, Houston, Texas 77007-7040 (“Grantee”).

WHEREAS, Grantee and the Company are parties to that certain Employment Agreement dated as of the date hereof (the “Employment Agreement”);

WHEREAS, the Company recognizes the contributions that Grantee will make to the Company’s development in his role as Chief Executive Officer of the Company; and

WHEREAS, in order to reward Grantee for his efforts, the Company has agreed, pursuant to the Employment Agreement, to grant to Grantee fifty thousand (50,000) restricted shares (the “Restricted Shares”) of the common stock, par value $.001 per share, of the Company (the “Common Stock”), subject to the terms, conditions and restrictions set forth in this Agreement, the Employment Agreement and that certain Amended and Restated Millennium Cell Inc. 2000 Stock Option Plan (the “Plan”).

NOW, THEREFORE, in consideration of the above premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Grant of Restricted Shares. Pursuant to the Plan and subject to the terms, conditions and restrictions set forth in this Agreement and in the Employment Agreement, upon execution of this Agreement, the Company shall grant to Grantee fifty thousand (50,000) Restricted Shares of Common Stock.

2. Grantee Bound by Plan. The Plan is incorporated herein by reference and made a part hereof. The Plan shall govern all aspects of this Agreement except as otherwise specifically stated herein. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. The Plan should be carefully examined before any decision is made to accept the Restricted Shares.

3. Vesting Schedule. Subject to the Plan, the Restricted Shares awarded to Grantee shall vest in full on December 31, 2005, or, if earlier, upon the termination of Grantee’s employment with the Company for any reason (including, but not limited to, for death or disability) other than a termination by the Company for Cause or Grantee’s resignation of employment. For purposes of this Agreement, Grantee may be terminated for cause if Grantee: (i) is convicted of, or pleads guilty or nolo contendere, to a felony or (ii) engages in willful gross neglect or willful gross misconduct in carrying out his duties under the Employment Agreement, resulting, in either case, in material economic harm to the Company.

    4. Restrictions on Transfer. Grantee agrees that, in addition to any restrictions on transfer that may be imposed under applicable state and federal securities laws and in the Plan, the Restricted Shares shall be subject to the following restrictions on transfer:

(a) Grantee shall not, without the prior written consent of the Company, offer, transfer, sell, pledge, assign, hypothecate or otherwise encumber or dispose of any unvested Restricted Shares.

(b) Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Restricted Shares, shall be null and void and without any force or effect.

5. Cancellation of Restricted Shares. In addition to the terms and conditions set forth in the Plan, upon a termination of the Employment Agreement by the Company for Cause or the resignation of employment by Grantee, any unvested Restricted Shares shall automatically be cancelled without any further action on behalf of the Company or Grantee.

6. Dividends. If and when the Company shall declare any dividend or distribution on the Common Stock, Grantee shall be entitled to receive all cash, securities, proceeds or assets of any kind in connection with such dividend or distribution with respect to his vested and unvested Restricted Shares, if any.

7. Stock Certificates.

(a) Custody of Certificates. The Company shall hold the certificate(s) evidencing the Restricted Shares in its custody until they have vested, and as a condition to the granting of the Restricted Shares, Grantee shall deliver a stock power, substantially in the form attached hereto as Exhibit A-1, endorsed in blank, relating to the Restricted Shares.

(b) Stock Legends. The share certificates evidencing the Restricted Shares, both prior to and after the vesting thereof, shall have endorsed upon them in bold-faced type the following legends (in addition to any legend(s) required under applicable state or federal securities laws):

THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE MILLENNIUM CELL INC. 2000 STOCK OPTION PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MILLENNIUM CELL INC. RELEASE FROM SUCH TERMS AND CONDITIONS SHALL BE OBTAINED ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND AGREEMENT, A COPY OF EACH OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF MILLENNIUM CELL INC.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND CANCELLATION AS SET FORTH IN A RESTRICTED STOCK GRANT AGREEMENT DATED AS OF JUNE [__], 2005, BETWEEN MILLENIUM CELL INC. (THE “CORPORATION”), AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

8. Representations and Warranties. Grantee represents to the Company that:

(a)
Grantee has relied solely upon the information, if any, requested of the Company and upon his own due diligence in making the decision to acquire the Restricted Shares. To the extent necessary, Grantee has retained, at his own expense, and relied upon the advice of, appropriate professionals regarding the investment, tax and legal merits and consequences of the purchase of the Restricted Shares. Grantee covenants that the Restricted Shares were not offered or transferred to Grantee by means of any form of general solicitation or general advertising, and in connection therewith, Grantee did not: (I) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit or generally available or (II) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising

(b)
Grantee acknowledges receipt of a copy of the Plan and represents that it is familiar with the terms and provisions thereof, and hereby accepts this Restricted Stock Grant subject to all of the terms and provisions thereof except as otherwise specifically stated in this Agreement. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee (both as defined in the Plan) upon any questions arising under the Plan; and

(c)
Grantee acknowledges agree that, as a condition to each vesting of the Restricted Shares, the representations and warranties of this Section 8 shall be true and correct as of such vesting date as if they had been made on such date with respect to the vested Restricted Shares.

(d)
Grantee acknowledges that the Restricted Shares may only be transferred or otherwise disposed of pursuant to (i) a registration statement on Form S-8 upon delivery of a resale prospectus to the recipient of the Restricted Shares, as long as Grantee is an affiliate of the Company, (ii) an effective registration statement under the Securities Act o 1933 (the “Act”) or (iii) pursuant to an exemption from registration under the Act.

(e)
Grantee acknowledges that the transfer of the Restricted Shares is restricted by the terms of this Agreement and the Plan, and Grantee must therefore hold the Restricted Shares indefinitely unless a subsequent disposition of the Restricted Shares is permitted under the terms of this Agreement.

(f)
Grantee acknowledges that, given the restrictions on transfer acknowledged above, he is able to bear the economic risk of holding the Restricted Shares for an indefinite period of time and can afford a complete loss of the value of the Restricted Shares.

(g)
Grantee agrees and acknowledges that the Company may, if it so desires and subject to Section 3, permit the transfer of the Restricted Shares out of Grantee’s name only when Grantee’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company and its counsel that neither the sale nor the proposed transfer results in a violation of the Act or any state securities or “blue sky” laws (collectively, “Securities Laws”). Grantee agrees to hold the Company and its directors, officers, agents and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them from and against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by Grantee contained herein or any sale or distribution by Grantee in violation of the Securities Laws.

(h)
Grantee represents that the receipt of the Restricted Shares by Grantee will not result in the violation by Grantee of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which Grantee is bound, including, without limitation, United States laws and other laws that may be applicable to Grantee and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a material default under, any material lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Grantee is a party or by which Grantee is bound or to which Grantee’s material properties or assets is subject, nor result in the creation or imposition of any lien upon any of the material properties or assets of Grantee.

(i)
Grantee acknowledges and agrees that this Agreement is not a contract of employment and that nothing in this Agreement shall confer upon Grantee any right with respect to continuation of service to or employment by the Company, nor shall it interfere in any way with his right or the Company’s right to terminate his service to or employment by the Company at any time, with or without cause.

(j)
Grantee acknowledges and agrees that the vesting of shares pursuant to this Agreement is earned only through Grantee’s continued and satisfactory employment by the Company or its subsidiaries or affiliates and not through the grant of the Restricted Shares hereunder.

(k)
Grantee hereby accepts this Agreement subject to all of the terms and provisions hereof. Grantee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement.

(l)	Grantee acknowledges that the Company and its counsel are entitled to rely on the representations made above.

        9. Tax and Financial Consequences. Grantee has reviewed with Grantee’s own tax and financial advisors the federal, state, local and foreign tax consequences of this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as result of the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), taxes as ordinary income the fair market value, as defined by the Code, of the Restricted Shares as of the date they become “substantially vested” within the meaning of Section 1.83-3(b) of the regulations promulgated pursuant to Section 83 of the Code. Grantee understands that Grantee may elect to be taxed at the time the Restricted Shares are granted, rather than at the time, if any, that they become substantially vested, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of grant.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY, OR ITS REPRESENTATIVES, TO MAKE THIS FILING ON GRANTEE’S BEHALF.

10. Consent of Spouse. As a further condition to the Company’s obligations under this Agreement, the Company may require the spouse of Grantee, if any, to execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-2.

11. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at 1 Industrial Way West, Eatontown, New Jersey [Missing Graphic Reference]07724, Fax: 732-542-4010, Attention: Chairman of the Board, or to such other address as shall be provided in writing to Grantee. Any notice required to be given or delivered to Grantee shall be in writing and addressed to the most recent address of Grantee, as set forth in the books and records of the Company. All notices shall be deemed effective upon personal delivery against receipt therefor; one day after being sent by Federal Express or similar overnight delivery; or three days after being mailed registered or certified mail, postage prepaid, and properly addressed to the party to be notified.

12. Entire Agreement. This Agreement, the Employment Agreement and the Plan contain the entire understanding between the parties concerning the subject matter contained in herein and therein. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Agreement and the Employment Agreement, that are not fully expressed herein or therein.

13. Counterparts. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

14. Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Agreement.

           15. Severability. If any provision of this Agreement or any other agreement or document delivered in connection with this Agreement, if any, are held to be partially or completely invalid or unenforceable in any jurisdiction, then such unenforceable provisions shall be automatically replaced by a provision as similar in terms as may be valid and enforceable in that jurisdiction, but the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.

16. Construction. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine or neuter gender. The headings of the Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of such State.

18. Submission to Jurisdiction. Any and all suits, legal actions or proceedings against any party hereto arising out of this Agreement shall be brought in any United States federal court sitting in the State of New York or any other court of appropriate jurisdiction sitting in the State of New York, as the party bringing such suit may elect in its sole discretion, and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suit, legal action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail. Each party hereto hereby irrevocably waives any objection which it may now hereafter have to the laying of venue of such suit, legal action or proceeding in any such court and hereby further waives any claim that any such suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

19. Successors. The rights and obligations of the Company under this Agreement shall be transferable to any successor thereto. The rights and obligations of Grantee under this Agreement may only be assigned with the prior written consent of the Company.

20. Amendment. This Agreement may only be amended by the written consent of the parties to this Agreement at the time of such amendment.

21. No Waiver. Either party’s failure to enforce any of the provisions of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other available legal remedy.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

MILLENNIUM CELL INC.

By:      /s/G. Chris Andersen
Name: G. Chris Andersen
Title: Chairman of the Board

/s/H. David Ramm
H. David Ramm

EXHIBIT A-1

STOCK POWER

ASSIGNMENT SEPARATE
FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________, fifty thousand (50,000) restricted shares of Common Stock of MILLENIUM CELL INC., standing in the undersigned’s name on the books of said Company, represented by the within Certificate No. ___, and hereby irrevocably constitutes and appoints _______________________ attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated: _____________________                  /s/H. David Ramm
H. David Ramm

EXHIBIT A-2

CONSENT OF SPOUSE

I, _____________________, spouse of H. David Ramm, have read and approve the foregoing Restricted Stock Grant Agreement dated as of June [__], 2005 (the “Agreement”). In consideration of the grant by Millennium Cell Inc. (the “Company”), to my spouse of the restricted shares (the “Restricted Shares”) of common stock, par value $.001 per share, of the Company, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any right under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or the Restricted Shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.

Dated: ________________, 2005

_______________________________
Signature of Spouse